Exhibit 99.4

CERTIFICATE OF DESIGNATION OF

DYNEGY INC.1

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

Dynegy Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation (the “Board”):

WHEREAS, pursuant to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), the Corporation is authorized to issue up to [twenty million (20,000,000)] shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), with such designations, preferences and relative, optional and other special rights and qualifications, limitations or restrictions as may be determined by the Board from time to time;

NOW, THEREFORE, it is hereby

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the provisions of the Certificate of Incorporation, there hereby is created out of the  [twenty million (20,000,000)] shares of Preferred Stock authorized by Article 5 of the Certificate of Incorporation a series of Preferred Stock consisting of [•] shares, which series shall have the following powers, designations, preferences and relative, optional and other special rights and the following qualifications, limitations, and restrictions:

1.                                      Designation.  This series of Preferred Stock shall be designated as “Series A Redeemable Convertible Preferred Stock”.

2.                                      Authorization.  The Corporation shall have the authority to issue [•] shares of the Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the “Series A Preferred Stock”).  The issued shares of Series A Preferred Stock shall be uncertificated shares.

3.                                      Rank.  The Series A Preferred Stock shall, with respect to dividend rights, rights upon the liquidation, or winding up or dissolution of the Corporation, rank senior in preference and priority to all Common Stock and each other class or series of capital stock of the Corporation whether now existing or hereafter created (collectively, the “Junior Stock”).

1  Note to draft: Registration rights to be discussed.

4.                                      Dividends.

(a)                                  So long as any share of Series A Preferred Stock is outstanding, the holder of such share will be entitled to receive preferential dividends at a rate (the “Dividend Rate”) per annum equal to (i) from November 7, 2011 through December 31, 2013, four percent (4.0%) of the then-effective Liquidation Value per share for such share hereunder, (ii) on and after January 1, 2014 through December 31, 2014, eight percent (8.0%) of the then-effective Liquidation Value per share for such share hereunder, and (iii) on and after January 1, 2015, twelve percent (12.0%) of the then-effective Liquidation Value per share for such share hereunder.  Such dividends shall compound quarterly and accrue automatically without any requirement of notice or further action by any Person.  Such dividends shall not be payable in cash but shall accrue.  Such dividends with respect to each share of Series A Preferred Stock will be fully cumulative and will begin to accrue from its Original Issue Date, whether or not such dividends are authorized or declared by the Board and whether or not there are assets of the Corporation legally available for the payment of such dividends.  Any dividends which accrue pursuant to this Section 4 and which shall not have been paid, shall be classified as “accrued dividends” and shall remain “accrued and unpaid dividends” until paid or otherwise cancelled pursuant to this Certificate of Designation.

(b)                                 So long as any share of Series A Preferred Stock is outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, make any dividends or other distributions (whether in cash or in kind) on shares of Junior Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Junior Stock (including, without limitation, pursuant to any tender or exchange offer); provided, that prior to the occurrence of a Trigger Event, the Corporation and its Subsidiaries may make dividends or other distributions (whether in cash or in kind) on shares of Junior Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Junior Stock (including, without limitation, pursuant to any tender or exchange offer) as follows:

(i)                                     in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution of common equity capital to the Corporation;

(ii)                                  to redeem or repurchase Junior Stock pursuant to agreements with employees, consultants or directors or benefit plans giving the Corporation the right to repurchase shares upon their termination of services or the occurrence of other events; provided, further, that the aggregate price paid for all such repurchased or redeemed Junior Stock may not exceed  $2.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding calendar years) and may not exceed $10.0 million in the aggregate since the Effective Date plus the amount of net cash proceeds received by the Corporation or any of its Subsidiaries after the Effective Date (x) in respect of “key-man” life insurance policies and (y) from the issuance of equity interests by the Corporation to members of management of the Corporation and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous payment that otherwise would have been prohibited by this Section 4(b);

(iii)                               the repurchase of any Junior Stock deemed to occur upon the exercise of stock options or conversion of other Common Stock Derivatives to the extent such Common Stock Derivatives represent a portion of the exercise price of those stock options;

(iv)                              making distributions, purchases, acquisitions or other  payments to allow the payment of cash in lieu of the issuance of fractional shares upon (1) the exercise of options or warrants or (2) the conversion or exchange of Common Stock Derivatives (including Series A Preferred Stock);

(v)                                 all payments required by the Plan of Reorganization and disclosed in the Disclosure Statement;

(vi)                              the transfer from time to time of any or all assets of and equity interests in the Marketing Entities to Dynegy Gas Investments Holdings, LLC or Dynegy Coal Investments Holdings, LLC (or any direct or indirect Subsidiary of those entities); or

(vii)                           payments to the Corporation or to a direct or indirect, wholly owned Subsidiary of the Corporation, by a direct or indirect wholly owned Subsidiary of the Corporation.

(c)                                  Dividends accruing on the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and actual days elapsed over a 30-day month.

5.                                      Preference Upon a Liquidation Event.

(a)                                  If a Liquidation Event occurs, each holder of shares of Series A Preferred Stock shall be entitled to receive, out of the assets and funds of the Corporation legally available for distribution (if any) (the “Remaining Assets”), before any distribution or payment may be made to a holder of any Junior Stock, a liquidating distribution (the “Liquidation Preference”) equal to the greater of (i) the total number of shares of Series A Preferred Stock held by such holder multiplied by the then-effective Liquidation Value per share and (ii) the liquidating distribution that such holder would have received as a holder of Common Stock in connection with such Liquidation Event had it converted its shares of Series A Preferred Stock into Common Stock immediately prior to the consummation of such Liquidation Event in accordance with Section 7 (as if the mandatory conversion of the Series A Preferred Stock pursuant to Section 7 occurred at such time whether or not such Series A Preferred Stock is actually convertible or converted at such time).  If the liquidating distribution due under this Section 5(a) is paid in full upon a Liquidation Event to the holders of the Series A Preferred Stock, no further amount shall be due to such holders.  If, upon the occurrence of any such Liquidation Event, the Remaining Assets shall be insufficient to pay such holders of Series A Preferred Stock the aggregate Liquidation Preference, then the Remaining Assets shall be allocated among, and distributed to, such holders, who shall share pro rata in such distribution based on the number of shares of Series A Preferred Stock held by each such holder thereof; provided, that the Corporation will use its commercially reasonable efforts to sell any Remaining Assets and distribute the proceeds thereof to the holders of Series A Preferred Stock in accordance with this Section 5.  Any liquidating distribution and payment to the holders of the Series A Preferred

Stock as provided above shall have priority over any amounts due to the holders of shares of Junior Stock.  No holder of Junior Stock shall receive any distributions in respect of a Liquidation Event unless the entire Liquidation Preference in respect of the shares of Series A Preferred Stock has been paid.

(b)                                 In the event of any Liquidation Event, if the assets to be distributed by the Corporation are other than cash, the value of each such asset will be deemed its Fair Market Value as reasonably determined by an Acceptable Financial Advisor chosen by the Corporation. In determining the value of securities in accordance with this Section 5(b), the following rules shall be applied:

(i)                                     if traded on a securities exchange or actively traded over-the-counter, the value shall be deemed to be the Thirty Day VWAP of the securities as of the day ending three (3) days prior to the date of the Liquidation Event; and

(ii)                                  if there is no active public market, the value shall be the Fair Market Value thereof, as determined by the Acceptable Financial Advisor.

(c)                                  Reacquired Shares.  Shares of Series A Preferred Stock purchased, redeemed or acquired by the Corporation or any Subsidiary thereof upon a Liquidation Event or otherwise shall become authorized and unissued shares of Preferred Stock, without designation as to series.

6.                                      Voting.

(a)                                  Except as otherwise provided herein or as required by applicable law, the holders of shares of Series A Preferred Stock shall have no voting rights.

(b)                                 Without limiting the provisions of Section 7, and subject to Section 7(m), following the occurrence of a Trigger Event, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes on any and all matters submitted to a vote of the holders of Common Stock that is equal to the number of shares of Common Stock that would have been issued on the Series A Preferred Stock had it been converted into Common Stock immediately prior to the applicable record date for such vote in accordance with Section 7 (as if the mandatory conversion of the Series A Preferred Stock pursuant to Section 7 occurred at such time whether or not such Series A Preferred Stock is actually converted at such time). Except as otherwise provided in this Certificate of Designation or by non-waivable provisions of law, in the event the holders of shares of Series A Preferred Stock are entitled to vote in accordance with the immediately preceding sentence, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other Permitted Stock having general voting rights, shall vote together as one class on all such matters submitted to a vote of stockholders of the Corporation.

(c)                                  Veto Rights of Series A Preferred Stock.

(i)                                     The Corporation shall not, directly or indirectly, take any of the following actions without (in addition to any other vote or consent required herein, by the

Certificate of Incorporation, the Bylaws or by applicable law) the prior affirmative vote or written consent of the Super Majority Holders:

(A) amend, repeal, alter or add, delete or otherwise change the powers, preferences, rights or privileges of the Series A Preferred Stock set forth in the Specified Sections (including by means of merger, consolidation, reorganization, recapitalization or otherwise), whether by means of an amendment or other change to the Specified Sections or by means of an amendment or other change to any definitions used in the Specified Sections or any other terms of this Certificate of Designation affecting the Specified Sections;

(B) increase the authorized number of shares of Series A Preferred Stock or issue any shares of Series A Preferred Stock after the Effective Date; or

(C) agree in a binding agreement to, directly or indirectly, consummate or effectuate any of the foregoing actions set forth in clauses (A) or (B), unless such agreement expressly provides that the Corporation’s obligation to undertake any of the foregoing is subject to the prior approval of the Super Majority Holders.

(ii)                                  The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise or through means of any exchange offer, tender offer, consent solicitation or similar corporate action) without (in addition to any other vote or consent required herein, by the Certificate of Incorporation, the Bylaws or by applicable law) the prior affirmative vote or written consent of the Required Majority Holders:

(A) authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any class or series of shares or any other securities convertible into, or exercisable or exchangeable for, equity securities of the Corporation or such Subsidiary, other than (w) pursuant to agreements with employees, consultants or directors or benefit and compensation plans not prohibited by this Certificate of Designation, (x) Permitted Stock to the extent permitted by Section 10, (y) any issuance effected solely for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of the Corporation and/or any of its wholly owned Subsidiaries that is not prohibited by this Certificate of Designation (without adversely affecting the relative rights of the holders of the equity securities of the Corporation in any material respect), or (z) subject to Section 6(c)(iii)(F), the issuance and sale of up to 20% of the equity interests in GasCo permitted to be issued under the GasCo Credit Facility (as in effect on the Effective Date (whether or not such agreement remains in effect)), on the terms and subject to the conditions of such GasCo Credit Facility;

(B) without limiting Section 6(c)(i)(A), alter, change or amend the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences, or special rights or privileges, qualifications, limitations, or restrictions of the Series A Preferred Stock (including, without limitation, by adoption of any amendment to the Certificate of Incorporation or the Bylaws that would be reasonably likely to impair or delay the ability of the holders of shares of Series A Preferred Stock to, immediately following a Trigger Event, exercise all their rights and powers as holders of Common Stock, including, without limitation, the ability to vote, or exercise a written consent with respect to, such shares of Common Stock to remove and replace any members of the Board).  For the avoidance of doubt, any action that is not otherwise prohibited or restricted by this Certificate of Designation shall not become subject to this Section 6(c)(ii)(B) solely because an alteration, change or amendment to the Certificate of Incorporation or Bylaws of the Corporation is necessary to effectuate such action, unless such alteration, change or amendment would otherwise be subject to this Section 6(c)(ii)(B);

(C) amend, repeal, alter or add, delete or otherwise change the powers, preferences, rights or privileges of the Series A Preferred Stock set forth in Section 6(c)(ii) or Section 13, but solely to the extent it relates to any amendment of Section 6(c)(ii), including by means of merger, consolidation, reorganization, recapitalization or otherwise, whether by means of an amendment or other change to Section 6(c)(ii) or Section 13, but solely to the extent it relates to any amendment of Section 6(c)(ii), or by means of an amendment or other change to any definitions used in Section 6(c)(ii) or any other terms of this Certificate of Designation affecting Section 6(c)(ii) or Section 13, but solely to the extent it relates to any amendment of Section 6(c)(ii); or

(D) agree in a binding agreement to, directly or indirectly, consummate or effectuate any of the foregoing actions set forth in clauses (A), (B) or (C), unless such agreement expressly provides that the Corporation’s obligation to undertake any of the foregoing is subject to the prior approval of the Required Majority Holders.

(iii)                               The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise or through means of any exchange offer, tender offer, consent solicitation or similar corporate action) without (in addition to any other vote or consent required herein, by the Certificate of Incorporation, the Bylaws or by applicable law) the prior affirmative vote or written consent of the Majority Holders:

(A) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness in excess of one hundred fifty million dollars ($150,000,000); except for the incurrence of any Indebtedness, without duplication (1) existing on the Effective Date or pursuant to the Plan of Reorganization, or (2) that otherwise is permitted to be incurred, without duplication, under the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such agreement remains in effect);

(B) sell, assign, transfer, convey or otherwise dispose of assets, except for any sale, assignment, transfer, conveyance or other disposition of assets which is not prohibited under (and whose proceeds are applied in accordance with) the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such indenture remains in effect);

(C) other than (1) Permitted Investments, (2) Investments effected solely for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of the Corporation and/or any of its wholly owned Subsidiaries that is not otherwise prohibited pursuant to this Certificate of Designation and (3) Investments in a Permitted Business (so long as such Investment in a Permitted Business is made in (x) the Corporation, (y) any Subsidiary of the Corporation in which the Corporation, directly or indirectly, owns at least 80% of each class of equity securities or (z) any Qualified Joint Venture), make an Investment in any Person;

(D) without limiting Section 6(c)(i)(A), engage in any (1) transaction or a series of related transactions that result in a Sale of the Business, or (2) merger, consolidation, or recapitalization of the Corporation or similar transaction with respect to the Corporation, other than any merger, consolidation, recapitalization or similar transaction (i) involving only the Corporation and its wholly owned Subsidiaries and that is not otherwise prohibited by this Certificate of Designation (without adversely affecting the relative rights of the holders of the equity securities of the Corporation in any material respect) or (ii) involving the sale, assignment, transfer, conveyance or other disposition of assets or the acquisition of assets, businesses or Persons that are otherwise permitted pursuant to this Certificate of Designation, provided, that such transaction does not involve the issuance of any capital stock or other equity interests of the Corporation or any of its Subsidiaries (other than the issuance and sale of up to 20% of the equity interests in GasCo permitted to be issued under the GasCo Credit Facility (as in effect on the Effective Date, whether or not such agreement remains in effect) on the terms and subject to the conditions of such GasCo Credit Facility;

(E) acquire any business or Person, by merger or consolidation, purchase of substantial assets or equity interests or by any other manner, in a single transaction or a series of related transactions, other than (1) assets with a Fair Market Value of up to fifty million dollars ($50,000,000), (2)  a Permitted Business, or (3) in a transaction involving only the Corporation and its wholly owned Subsidiaries and that is not otherwise prohibited by this Certificate of Designation; or

(F)  engage in any Asset Sales between or for the benefit of the Corporation or any of its Subsidiaries, on the one hand, and any Affiliate of the Corporation, on the other hand, involving, in the aggregate, amounts with a total Fair Market Value in excess of one hundred million dollars ($100,000,000) (for the purpose of valuing any Asset Sale, measured on the date such Asset Sale is made and without giving effect to subsequent changes in value).

Additionally, without (in addition to any other vote or consent required herein, by the Certificate of Incorporation, the Bylaws or by applicable law) the prior affirmative vote or written consent of the Majority Holders, neither the Corporation nor any of its Subsidiaries shall agree in a binding agreement to, directly or indirectly, consummate or effectuate any of the foregoing actions set forth in clauses (A) through (F), unless such agreement expressly provides that the Corporation’s obligation to undertake any of the foregoing is subject to the prior approval of the Majority Holders.  Notwithstanding anything to the contrary contained in this Section 6, nothing in this Section 6 shall prohibit, or require the approval of the holders of Series A Preferred Stock with respect to, any action or transaction if (A) the consummation of such action or transaction is expressly conditioned on all of the shares of Series A Preferred Stock outstanding at such time being redeemed in whole in accordance with Section 8 hereof prior to or substantially simultaneously with the consummation of such action or transaction and (B) all of the shares of Series A Preferred Stock outstanding at such time are redeemed in whole in accordance with Section 8 hereof prior to or substantially simultaneously with the consummation of such action or transaction.  The approval rights set forth in this Section 6(c) (i) exist independently of each other (for the avoidance of doubt, any action that is prohibited by any part of this Section 6(c) shall not be permitted solely because it is allowed by another part of this Section 6(c)), and (ii) shall be in addition to the other rights set forth herein and any voting rights to which the Series A Preferred Stock is entitled herein and under the General Corporation Law of the State of Delaware.

(d)                                 Any action as to which a class vote of the holders of Series A Preferred Stock, or the holders of Series A Preferred Stock and Common Stock (and any other Permitted Stock) voting together, is required pursuant to the terms of this Certificate of Designation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.

7.                                      Conversion of Series A Preferred Stock.

(a)                                  Conversion.  Subject to Section 7(m), upon the occurrence of a Trigger Event (the date of such Trigger Event, the “Conversion Date”), each share of Series A Preferred Stock that has not been redeemed or repurchased prior to the Conversion Date shall automatically be converted into fully-paid and non-assessable shares of Common Stock (the “Conversion”).  The aggregate number of shares of Common Stock to which each holder of shares of Series A Preferred Stock shall be entitled upon the Conversion (the “Aggregate Conversion Shares”) shall equal the product obtained by multiplying the Conversion Rate then in effect by the number of shares Series A Preferred Stock being converted.

(b)                                 Conversion Rate.  The conversion rate in effect at any time for the conversion of shares of Series A Preferred Stock (the “Conversion Rate”) shall be the quotient obtained by dividing (i) the Stated Value by (ii) the then-current Series A Conversion Price.  The initial Series A Conversion Price shall be $[    ] per share but shall be adjusted from time to time

(but not below $0.00) in accordance with this Section 7 (as used herein, “Series A Conversion Price” shall mean such Series A Conversion Price, as so adjusted).2

(c)                                  Mechanics of Conversion.  Following Conversion on the Conversion Date, all rights with respect to the shares of Series A Preferred Stock, including, but not limited to, the rights, if any, to receive notices, will terminate, except for the rights of holders thereof to receive cash in lieu of any fractional share as provided in Section 7(f), and the holder thereof will be treated for all purposes as being the holder of the number of shares of Common Stock (regardless of whether certificates for such shares of Common Stock have been issued) into which the shares of Series A Preferred Stock held by them automatically converted at the close of business on the Conversion Date.  Upon the Conversion, the books and records of the Corporation shall be updated to reflect the Conversion.  The Corporation shall reimburse any and all stock transfer, documentary, stamp and other taxes actually paid in respect of any issuance or delivery of shares of Common Stock, issued or delivered on conversion of Series A Preferred Stock.  The Corporation shall issue a press release for publication on Business Wire, Dow Jones News Service or Bloomberg Business News (or if any such service is not available, another broadly disseminated news or press release service selected by the Corporation) prior to the opening of business on the first Business Day following the Conversion Date announcing the aggregate number of shares of Series A Preferred Stock converted pursuant to this Section 7 and the number of shares of Common Stock issuable in connection therewith.

(d)                                 Delivery of Certificates.  The shares of Common Stock to be issued upon the Conversion may be represented by certificates, or may be uncertificated shares, in either case in whole or in part, as determined and authorized by the Board.  With respect to any shares of Common Stock to be issued upon the Conversion to be represented by certificates, as promptly as practicable, but in any event within two (2) Business Days following the Conversion Date, the Corporation will cause the Transfer Agent to issue and deliver to each holder of shares of Series A Preferred Stock who will receive a certificate or certificates in connection with the conversion of such holder’s shares of Series A Preferred Stock pursuant to this Section 7, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such holder’s shares of Series A Preferred Stock in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion will be settled as provided in Section 7(f).

(e)                                  Dividends.  Shares of Series A Preferred Stock will cease to accrue dividends pursuant to Section 4(a) as of the end of day immediately preceding the Conversion Date.

(f)                                    No Fractional Shares.  No fractional shares or scrip representing fractions of shares of Common Stock will be issued upon the Conversion.  Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the Conversion, the Corporation will pay to the holder of such shares an amount in cash based upon the Thirty Day VWAP of Common Stock measured as of the Trading Day immediately preceding the

2  Note to draft: The Conversion Rate will be established so that the Series A Preferred Stock is initially convertible into 97% of the post-Conversion Common Stock and will be subject to the anti-dilution protection described herein. For the avoidance of doubt, equity issued as compensation will not be subject to dilution.

Conversion Date.  If more than one share of Series A Preferred Stock is held by any single holder of Series A Preferred Stock, the number of full shares of Common Stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares subject to conversion pursuant to this Section 7.

(g)                                 Certain Adjustments.   If the Corporation shall (i) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (ii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Series A Conversion Price in effect at the time of the record date for such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock subject to conversion after such date shall be entitled to receive the number of shares of Common Stock that represent the same percentage of the outstanding capital stock of the Corporation following such event as was the case immediately prior to such event if such share had been converted in accordance with Section 7 (as if the mandatory conversion of the Series A Preferred Stock pursuant to this Section 7 occurred at such time whether or not such Series A Preferred Stock is actually convertible or converted at such time).  If any transaction or event (including, but not limited to, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange, in each case, other than a Liquidation Event or Sale of the Business) occurs in which all or substantially all of the outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (each, a “Fundamental Change”), the holder of each share of Series A Preferred Stock outstanding immediately prior to the occurrence of such Fundamental Change will have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted in accordance with Section 7 (as if the mandatory conversion of the Series A Preferred Stock pursuant to this Section 7 occurred at such time whether or not such Series A Preferred Stock is actually convertible or converted at such time) immediately prior thereto (assuming such holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Fundamental Change).  The Corporation or the Person formed by the applicable transaction pursuant to such Fundamental Change shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right and to provide for adjustments which, for events subsequent to consummation of such Fundamental Change, shall be as nearly equivalent as may be practicable to the adjustments provided for herein, and the Corporation agrees that it will not be a party to or permit such Fundamental Change to occur unless such provisions are so made as a part of the terms thereof. In the event the Corporation shall propose to take any action of the type described in this Section 7(g), the Corporation shall give or cause to be given notice to each holder of shares of Series A Preferred Stock, in the manner set forth in this Certificate of Designation, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given, to the extent practicable, at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given, to the extent practicable, at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not, however, affect the legality or validity of any such action.  The substance of this paragraph shall similarly apply to successive Fundamental Changes and adjustments to the Conversion Rate.

(h)                                 Shares Issuable Upon Conversion.  All shares of Common Stock  issued upon conversion of shares of Series A Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive or similar rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

(i)                                     Reservation of Common Stock.  The Corporation shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock (after taking into account any adjustments to the Conversion Rate from time to time pursuant to the terms of this Section 7).  Without prejudice to any other remedy at law or in equity any holder may have as a result of a breach of the preceding sentence, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation, as expeditiously as reasonably practicable, will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(j)                                     Payment of Taxes.  The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

(k)                                  No Dilution or Impairment.  In addition to the requirements of Section 6, without the consent of the Required Majority Holders, the Corporation shall not amend the Certificate of Incorporation, and shall not, and shall cause each of its Subsidiaries not to, participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, in each case, the purpose or effect of which is to, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 7 by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution, delay in conversion or other impairment.

(l)                                     Exchange Listing.    The Corporation shall use its commercially reasonable efforts to list and maintain the listing of the Series A Preferred Stock on the New York Stock Exchange, and if, notwithstanding the foregoing, such listing is unavailable, on any other U.S. national securities exchange.  If such listing is suspended, the Corporation shall use its commercially reasonable efforts to terminate such suspension.  In addition, if the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation shall use its commercially reasonable efforts to list and maintain the listing on each such exchange of all shares of Common Stock issuable upon the Conversion.  If such listing is suspended, the Corporation shall use its commercially reasonable efforts to terminate such suspension.  For as long as any shares of Series A Preferred Stock are outstanding, the Corporation will not voluntarily apply for deregistration or suspension of the registration of its Common Stock or the Series A Preferred Stock under Section 12 or 15 of the Exchange Act.  If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any Person under any federal or state law or the rules and regulations of the securities exchange on which shares of the Common Stock are then listed before such shares may be validly issued or delivered upon conversion, then the Corporation will, as expeditiously as reasonably practicable, use commercially reasonable efforts to secure such registration or approval, as the case may be.

(m)                               Conversion and Beneficial Ownership Limitations; Voting Limitation.  Notwithstanding anything herein to the contrary, until such time as the Corporation and the relevant holder of shares of Series A Preferred Stock have made all filings and registrations with, and obtained all approvals or authorizations from, the Federal Energy Regulatory Commission and any other governmental or regulatory authorities necessary or advisable (the “Ownership Approval”), (i) the Corporation shall not effect any Conversion with respect to such holder’s Series A Preferred Stock, to the extent that after giving effect to such Conversion, such holder of shares of Series A Preferred Stock (together with such holder’s Affiliates), would Beneficially Own shares of the Corporation’s Voting Stock which exceed the Beneficial Ownership Limitation (as defined below) (such incremental shares, the “Excess Shares”) and (ii) such holder of shares of Series A Preferred Stock shall not be entitled to vote such Excess Shares on any matter submitted to the holders of the Corporation’s Voting Stock for a vote (whether at a meeting or by written consent).  For purposes of this Section 7(m), in determining the number of outstanding shares of Common Stock or Voting Stock, a holder of shares of Series A Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (A) the Corporation’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Voting Stock outstanding.  Upon the written request of a holder of shares of Series A Preferred Stock, the Corporation shall within five (5) Business Days confirm in writing to such holder the number of shares of Voting Stock then outstanding.  The Corporation shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws, including its commercially reasonable efforts to obtain, as promptly as practicable, all permits, consents, approvals, authorizations, qualifications and orders of the Federal Energy Regulatory Commission and any other regulatory or governmental authorities pursuant to Section 203 of the Federal Power Act, 16 U.S.C. § 824b as amended or any successor rule or regulation or any similar law, rule, regulation or policies of any other governmental or regulatory authority applicable to the Corporation, as is necessary for consummation of the Conversion (other than a Conversion by any competitor of the Corporation or its Subsidiaries) or to allow the Beneficial Ownership of and exercise of the right to vote Excess Shares by any holder of shares of Series A Preferred Stock of any Excess Shares (other than any competitor of the Corporation or its Subsidiaries), it being understood that the costs and expenses of all such actions shall be borne by the Corporation, except for any costs and expenses of the Corporation incurred solely as a result of any holder’s Beneficial Ownership (or potential Beneficial Ownership) of Excess Shares, which shall be borne solely by such holder of shares of Series A Preferred Stock.  The “Beneficial Ownership Limitation” shall be such number of shares of the Voting Stock, or such percentage of the Voting Stock outstanding at any time, the Beneficial Ownership of which shall require the prior approval of the Federal Energy Regulatory Commission pursuant to Section 203 of the Federal Power Act, 16 U.S.C. § 824b, as amended or any successor rule or regulation or any similar law, rule, regulation or policies of any other governmental or regulatory authority applicable to the Corporation, as determined in good faith by the Corporation.3

8.                                      Redemption.  Each share of Series A Preferred Stock is redeemable as provided in this Section 8.

(a)                                  At any time prior to the Conversion Date the Corporation may, upon a decision taken by the Board, redeem at any time from any source of funds legally available therefor, in whole or in part, any or all of the shares of Series A Preferred Stock that have not been converted pursuant to Section 7 for an aggregate cash redemption price (the “Aggregate Redemption Price”) equal to the product of (i) a fraction, presented as a percentage, the numerator of which is the number of the then outstanding shares of Series A Preferred Stock to be redeemed at such time and the denominator of which is the number of shares of Series A Preferred Stock outstanding on the Effective Date, multiplied by (ii) (x) on or prior to May 7, 2013, $1,950,000,000, (y) on or after May 8, 2013 through December 31, 2013, $2,000,000,000, and (z) on or after January 1, 2014, $2,100,000,000, in each case, plus all accrued and unpaid dividends, and each holder of Series A Preferred Stock shall be entitled to such holder’s Pro Rata Portion of the Aggregate Redemption Price; provided, that if the Corporation redeems less than all of the shares of Series A Preferred Stock, the amounts set forth in clauses (ii)(x) and (y) shall be replaced with $2,100,000,000. Notwithstanding the foregoing, the Corporation may only redeem less than all of the shares of Series A Preferred Stock with the proceeds of a firm commitment, underwritten (or backstop underwritten, including, without limitation, underwritten or backstopped by an Affiliate of the Corporation) issuance of Permitted Stock that complies with the requirements of Section 10 and with respect to which the firm commitment underwriting (or backstop underwriting) is entered into prior to December 31, 2014.

(b)                                 In connection with any redemption pursuant to Section 8(a), the Board shall fix a record date for the determination of the shares of Series A Preferred Stock to be redeemed (the date on which such shares are redeemed being referred to herein as the “Redemption Date”), and such record date shall not be more than ninety (90) days nor less than ten (10) days prior to the Redemption Date.  The Corporation shall, or shall cause the Transfer Agent to, deliver a notice of redemption not less than ten (10) nor more than thirty (30) days prior to the Redemption Date, addressed to the holders of Series A Preferred Stock of record as they appear in the records of the Corporation.  Each notice must state the following:  (i) the

3  Note to draft: Subject to review by FERC counsel.  Obligations regarding preclearance of holders in advance of conversion under consideration, including filing of applications on the third anniversary of the closing to be discussed. Additional limitations on conversion and voting with regard to HSR compliance to be discussed.  Additional provisions to ensure that any rights that can be obtained by a holder prior to obtaining consent (e.g., economic rights) will be effectuated without delay upon a Trigger Event to be discussed.

record date and Redemption Date, (ii) the Aggregate Redemption Price as of the record date, (iii) the number of shares of Series A Preferred Stock to be redeemed, and (iv) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date.  In addition, the Corporation shall issue a press release for publication on Business Wire, Dow Jones News Service or Bloomberg Business News (or if any such service is not available, another broadly disseminated news or press release service selected by the Corporation) prior to the opening of business on the first Business Day following any date on which the Corporation provides notice to holders of Series A Preferred Stock pursuant to this Section 8(b) disclosing the right of the Corporation to redeem  Series A Preferred Stock pursuant to this Section 8.

(c)                                  On or prior to the Redemption Date, the Corporation shall set aside, separate and apart from its other funds, in trust for the benefit of the holders of shares of Series A Preferred Stock to be redeemed, all funds necessary to pay the Aggregate Redemption Price.  If the Corporation complies with the provisions of the preceding sentence, on and after the Redemption Date, dividends shall cease to accrue on the shares of Series A Preferred Stock that were redeemed on such Redemption Date.

(d)                                 Mechanics of Redemption.

(i)                                     The Corporation shall pay each holder of shares of Series A Preferred Stock’s Pro Rata Portion of the Aggregate Redemption Price in cash on the Redemption Date.  The books and records of the Corporation shall be updated to reflect any redemption pursuant to this Section 8.

(ii)                                  From and after the Redemption Date, dividends on the Series A Preferred Stock redeemed will cease to accrue (subject to compliance with Section 8(c)); said shares will no longer be deemed to be outstanding; and all rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Corporation such holder’s Pro Rata Portion of the Aggregate Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series A Preferred Stock is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the Aggregate Redemption Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein.   Any shares of Series A Preferred Stock that have been redeemed will, after such redemption and payment in full of the Aggregate Redemption Price, be deemed cancelled and retired and have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(iii)                               If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall redeem the aggregate number of shares to be redeemed ratably (as nearly as may be practicable without creating fractional shares) from the holders of issued and outstanding shares of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock held by each such holder.

In addition to the requirements of Section 6, the Corporation shall not, and shall cause each of its Subsidiaries not to, whether by any amendment of its Certificate of Incorporation, by any reclassification or other change to its capital stock, by any merger, consolidation or other combination involving the Corporation or any Subsidiary thereof, by any sale, conveyance or other transfer of any of its assets, by the liquidation, dissolution or winding up of the Corporation or any Subsidiary thereof or by any other way or action, restrict the redemption provisions of this Section 8, or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the redemption rights of the holders of the Series A Preferred Stock against impairment to the extent required hereunder.

9.                                      Affiliate Transactions.  Without limiting the requirements of Section 6(c)(iii)(F), the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Corporation (each, an “Affiliate Transaction” (provided, that a transaction solely among the Corporation and one or more direct or indirect wholly owned Subsidiaries of the Corporation or solely among two or more direct or indirect wholly owned Subsidiaries of the Corporation shall not be an Affiliate Transaction) involving aggregate payments or consideration in excess of five million dollars ($5,000,000), unless:

(i)                                     the Affiliate Transaction is on terms that are no less favorable to the Corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated Person;

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of fifteen million dollars ($15,000,000), such Affiliate Transaction has been approved by a majority of the disinterested members of the Board; and

(iii)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of thirty-five million dollars ($35,000,000), the Board obtains an opinion as to the fairness to the Corporation or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an Acceptable Financial Advisor.

Notwithstanding the foregoing, the transactions set forth in Section [    ]4 of the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such indenture remains in effect), will not constitute an Affiliate Transaction hereunder and, therefore, will not be subject to the provisions of the prior paragraph.  Notwithstanding anything to the contrary contained in this Section 9, this Section 9 shall not prohibit or apply to any Affiliate Transaction if (x) the consummation of such Affiliate Transaction (or, in the case of any contract, agreement or understanding that is an Affiliate Transaction, the underlying transaction

4  Note to draft: Referenced section is those transactions not constituting Affiliate Transactions pursuant to the indenture governing the Plan Secured Notes.

that is the subject of such contract, agreement or understanding) is expressly conditioned on all of the shares of Series A Preferred Stock outstanding at such time being redeemed in whole substantially simultaneously with the consummation of such Affiliate Transaction and (y) all of the shares of Series A Preferred Stock outstanding at such time are redeemed in whole substantially simultaneously with the consummation of such Affiliate Transaction (or, in the case of any contract, agreement or understanding that is an Affiliate Transaction, the underlying transaction that is the subject of such contract, agreement or understanding).

10.                               Issuances of Permitted Stock.

(a)                                  Subject to compliance with this Section 10, the Corporation may, without the consent of the holders of shares of Series A Preferred Stock, issue and sell shares of Permitted Stock pursuant to a firm commitment, underwritten (or backstop underwritten, including, without limitation, underwritten or backstopped by an Affiliate of the Corporation) issuance of Permitted Stock at a price per share equal to or greater than the Minimum Price measured as of the date immediately prior to the date of the relevant underwriting agreement, if immediately following such issuance and sale, all of the outstanding shares of Permitted Stock issued from and after the Effective Date shall comprise (together with Permitted Stock that is convertible into Common Stock (whether or not such Permitted Stock is actually convertible or converted at such time)) in total less than thirty percent (30%) of the issued and outstanding Common Stock of the Corporation, calculated on a fully diluted basis at the time of such issuance and sale (including as issued and outstanding for this purpose all shares of Common Stock issuable in connection with the conversion or exercise of any Common Stock Derivative other than any Common Stock Derivative issued or granted to directors, officers or employees of the Corporation or its Subsidiaries pursuant to benefit or compensation plans or agreements).

(b)                                 Prior to any issuance and sale to any Person of shares of Permitted Stock after the Effective Date that is not registered pursuant to the Securities Act, the Corporation may send or cause the Transfer Agent to send to each holder of Series A Preferred Stock, a QIB Letter.  Prior to any issuance and sale to any Person of shares of Permitted Stock after the Effective Date, the Corporation shall send or cause the Transfer Agent to send, (i) if such issuance and sale is not registered pursuant to the Securities Act, to each holder of Series A Preferred Stock who certifies that it is a QIB on the QIB Questionnaire and delivers such QIB Questionnaire to the Corporation prior to 5:00 pm New York City time on the tenth (10th) Business Day after the date of the relevant QIB Letter, and (ii) if such issuance and sale is registered pursuant to the Securities Act, written notice (the “Sale Notice”), disclosing in reasonable detail the amount of shares of Permitted Stock to be issued and the other material terms and conditions of such issuance, including the purchase price (determined in accordance with this Section 10) of each share that the Corporation would be willing to accept in respect of such shares of Permitted Stock and the anticipated time of the closing of the transaction.  Notwithstanding anything in this Section 10 to the contrary, in no event shall the Corporation be entitled to (i) deliver a Sale Notice with respect to an issuance and sale of Permitted Stock (whether or not such issuance and sale is actually consummated) pursuant to this Section 10 more than three (3) times or (ii) consummate more than two (2) separate transactions for the issuance and sale of Permitted Stock pursuant to this Section 10, in each case, in any twelve-month period.

(c)                                  Each holder of Series A Preferred Stock (or, in the case of any transaction that is not registered pursuant to the Securities Act, each holder that is a QIB) (a “ROFO Rightholder”) shall have the right for a period ending at 5:00 pm New York City time on the fifteenth (15th) Business Day after the date of the relevant QIB Letter (or such longer period, as required by law or by the rules or policies of any relevant securities exchange) (the “ROFO Rightholder Option Period”) to purchase their Pro Rata Portion of the shares of Permitted Stock (subject to the applicable Beneficial Ownership Limitation, unless such holder has previously obtained all approvals or authorizations from the Federal Energy Regulatory Commission and any other governmental or regulatory authorities necessary for the purchase by such holder of any shares of Permitted Stock in excess of the Beneficial Ownership Limitation).  If any ROFO Rightholder does not fully subscribe for the number of shares of Permitted Stock it is entitled to purchase, then each other participating ROFO Rightholder shall be allocated that percentage of the remaining shares of Permitted Stock not so subscribed for (up to the maximum number of shares of Permitted Stock that such ROFO Rightholder is willing to purchase as set forth in the notice provided pursuant to Section 10(d)) determined by dividing (x) the aggregate Liquidation Value of Series A Preferred Stock held by such ROFO Rightholder at such time by (y) the aggregate Liquidation Value of Series A Preferred Stock held by the ROFO Rightholders who elected to purchase such remaining shares of Permitted Stock.  The procedure described in the preceding sentence shall be repeated until there are no remaining shares of Permitted Stock to be allocated.  Notwithstanding anything herein to the contrary, no ROFO Rightholder shall be entitled to assign its rights under this Section 10 (in whole or in part) to any one or more Persons without the prior written consent of the Corporation; provided, that a ROFO Rightholder shall be permitted to assign its rights under this Section 10 (in whole or in part) to any one or more of such ROFO Rightholder’s Affiliates.

(d)                                 The right of each ROFO Rightholder to purchase Permitted Stock under this Section 10 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the ROFO Rightholder Option Period, to the Corporation.  Each such notice shall state (x) the number of shares of Series A Preferred Stock held by such ROFO Rightholder and (y) the maximum number of shares of Permitted Stock that such ROFO Rightholder is willing to purchase pursuant to this Section 10.  The failure of a ROFO Rightholder to respond within the ROFO Rightholder Option Period to the Corporation shall be deemed to be a waiver of such ROFO Rightholder’s rights under this Section 10.  Each ROFO Rightholder may waive its rights under this Section 10 prior to the expiration of the ROFO Rightholder Option Period by giving written notice to the Corporation.

(e)                                  If the ROFO Rightholders have not collectively elected to purchase all of the shares of Permitted Stock specified in the Sale Notice, the Corporation may, during the sixty (60)-day period immediately following the expiration of the ROFO Rightholder Option Period, issue and sell the remaining shares of Permitted Stock not subscribed for by the ROFO Rightholders to any Person, in accordance with applicable U.S. securities laws, at a price per share equal to or greater than the price specified in the Sale Notice (but in no event less than the Minimum Price measured as of the date immediately prior to the date of the relevant underwriting agreement) and on other terms no more favorable to the purchaser thereof than those specified in the Sale Notice.  Any shares of Permitted Stock not sold during such sixty (60)-day period shall be subject to the provisions of this Section 10 upon a subsequent proposed sale.

(f)                                    If the ROFO Rightholders have agreed to purchase all or a portion of the shares of Permitted Stock set forth in the Sale Notice, the closing of such purchase shall occur on the fifteenth (15th) Business Day following the date the most recent notice regarding such election to purchase was delivered to the Corporation, or the earliest later date necessary to comply with the requirements of applicable law or any relevant securities exchange (or on such other date as agreed by the Corporation and the ROFO Rightholders acquiring a majority of the Permitted Stock being purchased by all ROFO Rightholders).  At such closing, if the Permitted Stock will be represented by certificates, the Corporation shall deliver to each ROFO Rightholder participating in such sale certificates representing the purchased shares of Permitted Stock (subject to the applicable Beneficial Ownership Limitation, unless such ROFO Rightholder has previously obtained all approvals or authorizations from the Federal Energy Regulatory Commission and any other governmental or regulatory authorities necessary or for the purchase by such ROFO Rightholder of any shares of Permitted Stock in excess of the Beneficial Ownership Limitation), which will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive or similar rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof.  At the closing, each ROFO Rightholder participating in such sale shall deliver payment in full in immediately available funds for the shares of Permitted Stock purchased by it.  Any issuance of Permitted Stock that is convertible into Common Stock which results in the number of authorized but unissued shares of Common Stock being insufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, shall be null and void ab initio.  Notwithstanding the foregoing, nothing contained herein shall prohibit the Corporation from determining, at any time, not to issue or sell any Permitted Stock or to withdraw such issuance or sale or terminate or abandon the offering related thereto (whether or not a Sale Notice has been delivered to the holders of shares of Series A Preferred Stock or a notice by any ROFO Rightholder has been delivered to the Corporation pursuant to Section 10(d)).

(g)                                 Notwithstanding anything to the contrary contained in this Section 10, this Section 10 shall not prohibit or apply to any sale or issuance of shares of Permitted Stock if (x) the proceeds of such sale or issuance shall be used to redeem in accordance with Section 8 hereof, all of the shares of Series A Preferred Stock outstanding at such time in whole and (y) all of the shares of Series A Preferred Stock outstanding at such time are redeemed in whole in accordance with Section 8 hereof, substantially simultaneously with the consummation of such sale or issuance.

(h)                                 The proceeds obtained by the Corporation from the issuance and sale of any Permitted Stock shall be used solely by the Corporation or its Subsidiaries to (i) acquire assets, businesses or Persons (whether by merger or consolidation, purchase of substantial assets or equity interests or by any other manner, in a single transaction or a series of related transactions) to the extent such acquisitions are otherwise permitted pursuant to the terms of this Certificate of Designation, including, without limitation, Section 6(c)(iii)(E) or (ii) redeem shares of Series A Preferred Stock in accordance with Section 8.

11.                               Purchases of Series A Preferred Stock.  Without the consent of the Required Majority Holders, notwithstanding anything else contained herein, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase or otherwise acquire for value any shares of Series A Preferred Stock in the open market, pursuant to tender or exchange offers, in privately negotiated transactions or otherwise, except as permitted pursuant to the provisions of the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such indenture remains in effect); provided, however, that notwithstanding anything else contained herein, the foregoing purchases or acquisitions for value may not be made (x) through the exchange of any shares of Series A Preferred Stock for debt or equity securities of the Corporation or any Subsidiary of the Corporation, (y) with the proceeds, directly or indirectly, of any issuances of debt or equity securities by the Corporation or any of its Subsidiaries or (z) through privately negotiated tender offers.

12.                               Exclusivity. Except as expressly set forth herein or in the Certificate of Incorporation, the holders of Series A Preferred Stock shall have no rights as a holder of shares of Series A Preferred Stock other than those provided by applicable law.

13.                               Amendments.  Subject to Section 6(c), Section 7(k) and Section 11, the terms, conditions, rights and preferences contained in this Certificate of Designation may be amended, modified, waived, or replaced in its entirety upon the approval of the Board with the consent of the Majority Holders.

14.                               Transfer Agent. The duly appointed Transfer Agent for the Series A Preferred Stock will be [            ] (the “Transfer Agent”).  The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent as long as the Corporation will appoint a successor transfer agent who will accept such appointment prior to the effectiveness of such removal.

15.                               Severability.  If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

16.                               Remedies.  The remedies provided to a holder of Series A Preferred Stock in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such holder of Series A Preferred Stock under this Certificate of Designation at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder would cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach would be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each holder of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to specific performance and other equitable relief to prevent breaches of this Certificate of Designation, without the necessity of showing economic loss and without any bond or other security or indemnity being required. Nothing herein shall be deemed to expand, abridge or otherwise amend or alter the fiduciary duties of the Board or any Person’s rights or remedies with respect thereto.

17.                               Confirmation of Compliance.  So long as any share of Series A Preferred Stock remains outstanding, the Corporation shall deliver, or cause to be delivered not more than ninety (90) days following the end of each calendar year following the Effective Date, to each holder of shares of Series A Preferred Stock, a written statement, duly signed by both the Chief Financial Officer of the Corporation and any other authorized Officer of the Corporation, stating that the Corporation is then in compliance with the covenants and agreements contained in this Certificate of Designation, or if the Corporation is not then in compliance with the covenants and agreements, a reasonably detailed explanation of each such failure to comply.

18.                               Notices.  All notices or communications in respect of Series A Preferred Stock shall be in writing and shall be deemed delivered (a) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, (c) on the date of delivery if delivered personally, or (d) if by facsimile, upon written confirmation of receipt by facsimile.  Notwithstanding the foregoing, if Series A Preferred Stock is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the beneficial holders of Series A Preferred Stock in any manner permitted by such facility.

19.                               Headings.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

20.                               Definitions; Gender.

(a)                                  As used in this Certificate of Designation, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acceptable Financial Advisor” means any of the following firms [TBD] or any successor of such firm.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities (other than shares of Series A Preferred Stock), by contract or otherwise; provided, further, that (a) an Affiliate of any Person shall also include any other Person that Beneficially Owns, or in which such Person Beneficially Owns, twelve and a half percent (12.5%) or more of any class of capital stock or other equity interest of the relevant Person (excluding ownership of any shares of Series A Preferred Stock and the shares of Common Stock into which any shares of Series A Preferred Stock may be convertible), (b) for the purpose of Section 9,  each of the following shall be deemed an Affiliate of the Corporation: (i) any director of the Corporation; (ii) any spouse, parent, sibling or child or lineal descendant of any individual described in clause (i) above; and (iii) any trust for the benefit of any individual described in clauses (i) and (ii) above and (c) holders of Series A Preferred Stock shall not be deemed to be Affiliates of the Corporation or its Subsidiaries because of any rights of such holders set forth in this Certificate of Designation, including any veto rights.

“Affiliate Transaction” shall have the meaning set forth in Section 9.

“Aggregate Conversion Shares” shall have the meaning set forth in Section 7(a).

“Aggregate Redemption Price” shall have the meaning set forth in Section 8(a).

“Asset Sale” shall have the meaning ascribed to such term in the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such indenture remains in effect).

“Bankruptcy Event” shall mean any of the following events: (a) the Corporation or any Significant Subsidiary thereof commences a case or other proceeding, or consents to entry of an order for relief or commencement of a case or other similar proceeding, or has an order for relief entered with respect to it, under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law in effect at any time of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within forty five (45) days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof consents to or suffers any appointment of any receiver, trustee, custodian, liquidator or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof generally fails or admits in writing to its inability generally to pay its Indebtedness for borrowed money when due; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 7(m).

“Board” shall have the meaning set forth in the first paragraph hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the State of Texas are authorized or obligated by law or executive order to close.

“Bylaws” shall mean the bylaws of the Corporation, as amended from time to time.

“Capital Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Certificate of Incorporation” shall have the meaning set forth in the recitals hereof.

“CoalCo Credit Facility” shall mean that certain $600 million, five-year secured term loan facility, dated as of August 5, 2011, among Dynegy Midwest Generation, LLC, a Delaware limited liability company, Dynegy Coal Investments Holdings, LLC, a Delaware limited liability company, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral trustee (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time).

“Common Stock” shall mean the common stock of the Corporation, par value $0.01 per share, designated as such in the Certificate of Incorporation

“Common Stock Derivative” shall mean any option, right, warrant or security of the Corporation (other than the Series A Preferred Stock) which is convertible into or exercisable or exchangeable for Common Stock.

“Conversion” shall have the meaning set forth in Section 7(a).

“Conversion Date” shall have the meaning set forth in Section 7(a).

“Conversion Rate” shall have the meaning set forth in Section 7(b).

“Corporation” shall have the meaning set forth in the first paragraph hereof.

“Daily VWAP” means the volume-weighted average price per share of Series A Preferred Stock (or per minimum denomination or unit size in the case of any security other than Series A Preferred Stock) as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such Series A Preferred Stock or such other unit (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of such Series A Preferred Stock (or per minimum denomination or unit size in the case of any security other than Series A Preferred Stock)) on such Trading Day.  The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Dividend Rate” shall have the meaning set forth in Section 4(a).

“Disclosure Statement” shall mean the disclosure statement in respect of the Plan of Reorganization.

“Effective Date” shall have the meaning set forth in the Plan of Reorganization.

“Excess Shares” shall have the meaning set forth in Section 7(m).

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any similar United States statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board (unless otherwise provided in this Certificate of Designation).

“Fundamental Change” shall have the meaning set forth in Section 7(g).

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“GasCo” shall mean Dynegy Gas Investments Holdings, LLC.

“GasCo Credit Facility” shall mean that certain $1.1 billion, five-year secured term loan facility, dated as of August 5, 2011, among Dynegy Power, LLC, GasCo, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch as Administrative Agent and collateral trustee for the Lenders, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners, LLC, as Joint Bookrunners and Joint Lead Arrangers and Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners, LLC, as Joint Syndication Agents and Co-Documentation Agents (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time).

“Hedging Obligations” shall have the meaning ascribed to such term in the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such indenture remains in effect).

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication): (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof; (c) in respect of banker’s acceptances; (d) representing Capital Lease Obligations and Synthetic Lease Obligations; (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six (6) months after such property is acquired or such services are completed; or (f) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a lien or other encumbrance on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Investment” shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Corporation or any Subsidiary of the Corporation sells or otherwise disposes of any equity interests of any direct or indirect Subsidiary of the Corporation such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Corporation, the Corporation will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Corporation’s Investments in such Subsidiary that were not sold or disposed of. The acquisition by the Corporation or any Subsidiary of the Corporation of a Person that holds an Investment in any other Person will be deemed to be an Investment by the Corporation or such Subsidiary in such Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such other Person. Except as otherwise provided in this Certificate of Designation, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value. The Board’s determination of Fair Market Value for the purpose of this definition must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $50,000,000.

“Junior Stock” shall have the meaning set forth in Section 3.

“Liquidation Event” shall mean any liquidation, dissolution or winding up of the Corporation.

“Liquidation Preference” shall have the meaning set forth in Section 5(a).

“Liquidation Value” shall mean, with respect to any share of Series A Preferred Stock (A) the then-effective Stated Value of such share of Series A Preferred Stock plus (B) the aggregate amount of all accrued and unpaid dividends or distributions with respect to such share of Series A Preferred Stock.

“Majority Holders” shall mean, at any time, holders of shares of Series A Preferred Stock holding shares of Series A Preferred Stock representing a majority of aggregate Liquidation Value held by all holders of Series A Preferred Stock at such time; provided, that for purposes of such calculation, shares of Series A Preferred Stock Beneficially Owned by the Corporation or any Affiliate of the Corporation shall be treated as not outstanding.

“Marketing Entities” shall mean each of Dynegy Power Marketing, LLC, Dynegy Marketing and Trade, LLC and Dynegy Coal Trading and Transportation, LLC.

“Minimum Price” shall mean, (a) with respect to shares of Permitted Stock that are Preferred Stock, a price per share equal to the Thirty Day VWAP of the shares of Series A Preferred Stock, or (b) with respect to shares of Permitted Stock that are Common Stock, a price per share equal to the quotient obtained by dividing (i) the Thirty Day VWAP of the shares of Series A Preferred Stock, by (ii) the then-current Conversion Rate.

“Officer” shall mean the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Corporation.

“Original Issue Date” shall mean, with respect to a share of Series A Preferred Stock, the date on which such share is first issued by the Corporation; provided, that the Original Issue Date of any shares of Series A Preferred Stock issued on the Effective Date shall be deemed to be, solely for the purpose of Section 4, November 7, 2011.

“Ownership Approval” shall have the meaning set forth in Section 7(m).

“Permitted Business” shall mean any business that is the same as, or substantially related to, any of the businesses in which the Corporation and its Subsidiaries are engaged on the Effective Date.

“Permitted Investments” means:

(1)                                  any Investment by the Corporation or any Subsidiary in a Person engaged in a Permitted Business, if as a result of such Investment:

(a)                                  such Person becomes a Subsidiary in which the Corporation, directly or indirectly, owns 80% of each class of equity securities or a Qualified Joint Venture; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Subsidiary in which the Corporation, directly or indirectly, owns 80% of each class of equity securities or a Qualified Joint Venture;

(2)                                  any Investment made as a result of the receipt of consideration from an asset sale (including the sale of any equity interests of any Subsidiary of the Corporation) that is permitted by any other provision of this Certificate of Designation of Series A Preferred Stock and which consideration is invested or applied pursuant to and in compliance with the requirements of the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such indenture remains in effect).

(3)                                  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Corporation or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(4)                                  Investments represented by Hedging Obligations in the ordinary course of business;

(5)                                  repurchases, redemptions or exchanges of Series A Preferred Stock or the Plan Secured Notes, in each case as permitted under the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such indenture remains in effect) and any other provision of this Certificate of Designation of Series A Preferred Stock;

(6)                                  any Investment existing on, or made pursuant to binding commitments existing on, the Original Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Original Issue Date; provided, that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Original Issue Date;

(7)                                  subject, in the case of any transaction involving the issuance of capital stock, to Section 6(c)(ii)(A), Investments acquired after the Original Issue Date as a result of the acquisition by the Corporation or any of its Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Corporation or any of its Subsidiaries in a transaction that is not prohibited by this Certificate of Designation of Series A Preferred Stock to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation;

(8)                                  receivables owing to the Corporation or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as the Corporation or such Subsidiary deems reasonable under the circumstances;

(9)                                  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(10)                            Investments made as a result of (i) the incurrence by the Corporation or any of its Subsidiaries of Indebtedness issued and (ii) the payment by the Corporation of cash consideration in an amount not to exceed the maximum amount of cash consideration to be paid in connection with the restructuring contemplated by the Plan of Reorganization and described in the Disclosure Statement  less the amount of cash consideration actually paid in connection with such restructuring, in either case, in exchange for or the proceeds of which are used to renew, refund, refinance, replace, defease or discharge the Indebtedness of Dynegy Holdings, LLC and its Subsidiaries outstanding as of the Original Issue Date;

(11)                            the transfer from time to time of any or all assets of and equity interests in the Marketing Entities  to Dynegy Gas Investments Holdings, LLC or Dynegy Coal Investments Holdings, LLC (or any direct or indirect Subsidiary of those entities);

(12)                            other Investments by the Corporation or any of its Subsidiaries in any Person the aggregate Fair Market Value of which (measured at the date of each such Investment, without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, do not exceed fifty million dollars ($50,000,000);

(13)                            any Investment in Cash Equivalents (including, without limitation, any Investments in the Plan Secured Notes Debt Service Account), as such terms are defined in the indenture governing the Plan Secured Notes (as in effect on the Effective Date, whether or not such indenture remains in effect);

(14)                            loans or advances to employees made in the ordinary course of business of the Corporation or any of its Subsidiaries in an aggregate principal amount not to exceed one million dollars ($1,000,000) at any one time outstanding;

(15)                            any guarantee of Indebtedness permitted by this Certificate of Designation to be incurred by the Corporation or its Subsidiaries (as long as any such Subsidiary is at least, directly or indirectly, 80% owned by the Corporation or is a Qualified Joint Venture of the Corporation); and

(16)                            Investments made as a result of the sale of equity interests of any Subsidiary of the Corporation such that, after giving effect to any such sale, such Person is no longer a Subsidiary of the Corporation, if the sale of such equity interests constitutes an asset sale that is not prohibited or restricted by Section 6(c)(iii)(B) or (F).

“Permitted Stock” shall mean any Common Stock and any capital stock of the Corporation (other than Series A Preferred Stock) that: (a) is on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding-up of the Corporation; (b) if not Common Stock, shall automatically convert into Common Stock, such that in no event shall any Permitted Stock (other than Common Stock) remain outstanding following the conversion of the Series A Preferred Stock in accordance with Section 7; and (c) shall not have any voting, consent or governance rights, including, without limitation, board representation rights, whether provided by contract or otherwise, greater than those provided to the holders of Series A Preferred Stock as set forth in this Certificate of Designation, or after conversion, have any such rights other than as Common Stock.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan of Reorganization” shall mean the Plan of Reorganization of Dynegy Holdings, LLC and all exhibits thereto, as the same may be amended, supplemented, or otherwise modified and approved by the United States Bankruptcy Court for the Southern District of New York.

“Plan Secured Notes” shall have the meaning ascribed to such term in the Plan of Reorganization.

“Preferred Stock” shall have the meaning set forth in the recitals hereof.

“Pro Rata Portion” with respect to any holder of shares of Series A Preferred Stock at any time shall mean a fraction, the numerator of which is the aggregate Liquidation Value of Series A Preferred Stock held by such holder at such time, and the denominator of which is the aggregate Liquidation Value of Series A Preferred Stock outstanding at such time.

“QIB” shall mean a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

“QIB Letter” shall mean the Letter Regarding QIB Status attached hereto as Annex A.

“QIB Questionnaire” shall mean the QIB Questionnaire included in the QIB Letter attached hereto as Annex B.

“Qualified Joint Venture” shall mean any Subsidiary of the Corporation (a) that is acquired or held, directly or indirectly by the Corporation, for a valid investment purpose (which shall include any Permitted Business) and (b) in which the Corporation, directly or indirectly, owns less than 80% of each class of equity securities, but excluding any Subsidiary of the Corporation in which any Affiliate of the Corporation owns, directly or indirectly (other than indirectly through ownership of capital stock of the Corporation), any of the equity securities of such Subsidiary; provided, that for the purpose of this definition, the term “Affiliate” shall not include any direct or indirect wholly owned Subsidiary of the Corporation.

“Redemption Date” shall have the meaning set forth in Section 8(b).

“Remaining Assets” shall have the meaning set forth in Section 5(a).

“Required Majority Holders” shall mean, at any time, holders of shares of Series A Preferred Stock holding shares of Series A Preferred Stock representing two-thirds (2/3) of the aggregate Liquidation Value held by all holders of Series A Preferred Stock at such time; provided, that for purposes of such calculation, shares of Series A Preferred Stock Beneficially Owned by the Corporation or any Affiliate of the Corporation (other than a direct or indirect wholly owned Subsidiary of the Corporation) shall be treated as not outstanding.

“ROFO Rightholder” shall have the meaning set forth in Section 10(c).

“ROFO Rightholder Option Period” shall have the meaning set forth in Section 10(c).

“Sale Notice” shall have the meaning set forth in Section 10(b).

“Sale of the Business” shall mean any sale, merger, reorganization, consolidation, share exchange or other business combination which, in one transaction or a series of related transactions, results in (i) the Common Stock and Series A Preferred Stock being converted into less than a majority of the combined voting power of the Voting Stock of the surviving or acquiring entity or (ii) a transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole.

“Securities Act” shall mean the Securities Act of 1933, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series A Conversion Price” shall have the meaning set forth in Section 7(b).

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Significant Subsidiary” shall mean any subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Effective Date.

“Specified Sections” means Section 4(a), Section 5(a), Section 6(b), Section 6(c)(i), Section 7(a), Section 7(b), Section 7(g), Section 8(a) and Section 13, but solely to the extent it relates to any amendment of this definition of Specified Sections or the sections specified in this definition.

“Stated Value” shall mean $[1,000].

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Super Majority Holders” shall mean, at any time, holders of shares of Series A Preferred Stock holding shares of Series A Preferred Stock representing 90% of the aggregate Liquidation Value held by all holders of Series A Preferred Stock at such time; provided, that for purposes of such calculation, shares of Series A Preferred Stock Beneficially Owned by the Corporation or any Affiliate of the Corporation shall be treated as not outstanding.

“Synthetic Lease” shall mean, as to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP, for the purposes of this definition as in effect and consistently applied by the Corporation on the Effective Date, and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Thirty Day VWAP” means, with respect to a security, the average of the Daily VWAP of such security for each day during a thirty (30) consecutive Trading Day period ending immediately prior to the date of determination.

“Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock, Series A Preferred Stock or other security, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the shares of the Common Stock, Series A Preferred Stock or other security, as the case may be, are not listed or admitted to trading on any national securities exchange, a day in which the bid and ask prices of Common Stock, Series A Preferred Stock or other security, as the case may be, are published in an automated transaction reporting system, or if not reported through such a system, a Business Day.

“Transfer Agent” shall have the meaning set forth in Section 14.

“Trigger Event” shall mean the earlier of (i) December 31, 2015 with respect to any share of Series A Preferred Stock that the Corporation has not converted or deemed to be converted in accordance with the provisions of Section 7 and (ii) the date of the occurrence of a Bankruptcy Event.

“Voting Stock” of any Person shall mean outstanding equity securities entitled generally to vote in the election of directors of such Person without reference to any terms of any equity securities providing for special voting rights or restrictions with respect to particular matters.

Words expressed in the masculine shall include the feminine and neuter gender and vice versa.

* * * * *

IN WITNESS WHEREOF, the foregoing Certificate of Designation has been duly executed on behalf of the Corporation by the undersigned on this [    ]th day of [      ], 201[    ].

DYNEGY INC.

By:
Name:
Title:

[Signature Page to Certificate of Designation]

ANNEX A

QIB Letter

ANNEX B

QIB Questionnaire